EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-KSB, into the Company's previously filed Registration Statements (file nos. 33-51662, 33-58260, 33-81798, 33-40559 and 333-61165).

\s\ Arthur Andersen LLP

Arthur Andersen LLP

Birmingham, Alabama
March 21, 2000